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                                                               EXHIBIT NO. 10.43


                             STOCK OPTION AGREEMENT

         THIS STOCK OPTION AGREEMENT (the "AGREEMENT") is made and entered into as of the "Date of Grant" specified below by and between BANK PLUS CORPORATION, a Delaware corporation (the "COMPANY"), and person specified below as the "Optionee," an employee of the Company or its wholly-owned subsidiary, Fidelity Federal Bank, A Federal Savings Bank ("FIDELITY").


                               W I T N E S S E T H
                               - - - - - - - - - -

         WHEREAS, the Company maintains the Bank Plus Corporation Stock Option and Equity Incentive Plan, as amended (the "PLAN"), a copy of which is attached hereto as EXHIBIT A and the terms of which are incorporated herein by reference; and

         WHEREAS, the Plan is administered by a committee (the "COMMITTEE") appointed by the Board of Directors of the Company as provided in Section 3 of the Plan; and

         WHEREAS, the Committee has determined that the Optionee shall be granted the option hereinafter set forth upon the terms and conditions hereinafter contained.

         NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants hereinafter set forth and other good and valuable consideration, the Company and the Optionee agree as follows:


                               A G R E E M E N T
                               - - - - - - - - -

         1. Subject to the terms and conditions of this Agreement and the Plan, the Company hereby grants to the Optionee the option (the "OPTION") to purchase, from time to time, all or a portion of the number of shares specified below (the "OPTION SHARES") of the Company's common stock, par value $0.01 per share (the "COMMON STOCK"), at the purchase price per Option Share specified below (the "EXERCISE PRICE"). The Option shall expire at the time and on the expiration date specified below ("EXPIRATION DATE"), unless sooner terminated pursuant to Sections 3 or 4 of this Agreement.


                                 OPTIONEE:
                                            ----------------------------------

                            DATE OF GRANT:  NOVEMBER 19, 1998

                            OPTION SHARES:
                                            ----------------------------------
                           EXERCISE PRICE:  $3.8125

                           EXPIRATION DATE: 5:00 P.M. (LOS ANGELES TIME)
                                            ON NOVEMBER 18, 2008





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The Option shall be exercisable for Option Shares only on the terms specified below:

            (a) The Option shall vest and become exercisable for a cumulative percentage (the "VESTED PERCENTAGE") of the original number of Option Shares when the Average Share Price (as defined below) reaches specified prices. As used herein, the "AVERAGE SHARE PRICE" shall mean the average of the closing prices per share of Common Stock on the Nasdaq Stock Market ("NASDAQ") (or other stock exchange on which the Common Stock then trades) for any twenty (20) consecutive trading days on such market or exchange. The following table sets forth the Vested Percentage attributable each of certain specified Average Share
Prices:

                    -------------------   -----------------
                    AVERAGE SHARE PRICE   VESTED PERCENTAGE
                    -------------------   -----------------
                         $  4.00                10%
                    -------------------   -----------------
                            5.00                25%
                    -------------------   -----------------
                            6.00                40%
                    -------------------   -----------------
                            7.00                55%
                    -------------------   -----------------
                            8.00                70%
                    -------------------   -----------------
                            9.00                85%
                    -------------------   -----------------
                           10.00               100%
                    -------------------   -----------------


            (b) Notwithstanding Section 1(a), the Option shall become immediately exercisable in its entirety for all Option Shares upon the earlier of (i) the date a "CHANGE IN CONTROL" (as defined in the Plan) occurs and (ii) November 19, 2005.

         2. The Option is intended to qualify as an incentive stock option under
Section 422 of the Internal Revenue Code of 1986 (the "CODE"); PROVIDED, HOWEVER, that if, in any calendar year, vesting were to occur under the terms of
Section 1 hereof with respect to a number of Option Shares exceeding the maximum limit imposed by the Code for annual vesting of incentive stock options, then this Option shall only be deemed an incentive stock option with respect to the earliest Option Shares to vest in such year in the amount of such maximum limit, and this Option shall be deemed to be a be non-qualified stock option with respect to the remaining shares that vest in such year. In such event, upon each subsequent exercise of this Option, the Optionee shall designate in writing to the Company which, if any, of the Option Shares being acquired were subject to an incentive stock option and which were subject to a non-qualified stock option.

         3. The parties acknowledge that all outstanding options and related agreements previously granted to Optionee under the Plan have been terminated and are no longer in force or effect. If Nasdaq threatens any sanctions against the Company attributable to this Agreement or the number of Option Shares hereunder, the Company and the Optionee agree to restructure the Optionee's compensation package to eliminate Nasdaq's objection and yet retain the equivalent economic benefit to the Optionee.



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         4. The Option is not transferable by the Optionee otherwise than by will or the laws of descent and distribution, and is exercisable, during the Optionee's lifetime, only by the Optionee.

         5. In the event of the termination of the employment of the Optionee by the Company or Fidelity for any reason other than Cause (as defined below), the Optionee may exercise the Option, to the extent that the Optionee was entitled to do so on the date of termination, at any time until the earlier of (i) the close of business on the 90th day following the effective date of such termination or (ii) the date of expiration of the Option. In the event of the termination of employment of the Optionee for Cause, the Option shall be canceled as of the effective date of such termination. For purposes of this Section, "CAUSE" shall mean the continued failure, either willful or due to gross negligence, of the Optionee to substantially perform his/her duties as an employee of the Company or its subsidiaries in a faithful and competent manner; dishonesty; incompetence; willful misconduct; breach of fiduciary duty involving personal profit; willful violation of any law, rule or regulation (other than traffic violations or similar violations) or final cease-and-desist order, PROVIDED, HOWEVER, that if the Optionee is subject to an employment agreement with the Company or Fidelity, "Cause" shall have the meaning set forth in such employment agreement.

         6. In the event the Optionee dies while employed by the Company or Fidelity, the person or persons to whom the Option is transferred by will or the laws of descent and distribution may exercise the Option, to the extent that the Optionee was entitled to do so on the date of the Optionee's death, at any time until the earlier of (i) the first anniversary of the date of death or (ii) the date of expiration of the Option.

         7. The Option may be exercised only by written notice to the Secretary of the Company at its office at 4565 Colorado Boulevard, Los Angeles, California 90039. Such notice shall state the election to exercise the Option and the number of Option Shares in respect of which it is being exercised and shall be signed by the Optionee. In no event may the Option be exercised for less than 500 Option Shares unless there are fewer than 500 Option Shares remaining for exercise under the Option. The certificate or certificates of the Option Shares as to which the Option shall have been exercised will be registered only in the Optionee's name. In the event the Option becomes exercisable by another person or persons upon the death of the Optionee, the notice of exercise shall be accompanied by appropriate proof of the right to exercise the Option.

         8. At the time of exercise of the Option and prior to the delivery of the purchased Option Shares, the Optionee shall pay in cash to the Company the sum of the aggregate purchase price for all Option Shares purchased pursuant to such exercise of the Option and any Withholding Liability pursuant to Section 11 hereof. All payments shall be made by check payable to the order of the Company. In lieu of making payment in cash for the aggregate purchase price for all Option Shares purchased pursuant to the exercise of the Option or any Withholding Liability, the Optionee may, if the Common Stock is actively traded on an established market, make such payment (i) by delivery to the Company of shares of Common Stock owned by the Optionee having a fair market value of at least equal to the aggregate purchase price for the Option Shares, (ii) partly in cash and partly by delivery of shares of Common Stock or (iii) such other method permitted by the Committee so long as such method complies with the



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applicable provisions of the Code for incentive stock options. The fair market value shall be established in accordance with any reasonable valuation methods determined by the Committee. If the fair market value of the shares of Common Stock so delivered exceeds the aggregate purchase price for the Option Shares (or part thereof) and such Withholding Liability, the Company will pay to the Optionee in cash an amount equal to the fair market value of the fractional portion of any share of Common Stock so delivered and not applied by the Company in payment of the purchase price and such Withholding Liability and a certificate for any whole shares of Common Stock not required to be applied by the Company in payment of the purchase price and such Withholding Liability. The Optionee shall not have any of the rights and privileges of a stockholder of the Company with respect to the Option Shares deliverable upon any exercise of the Option unless and until certificates representing such shares shall have been delivered to the Optionee.

         9. The Optionee agrees that any resale of the shares received upon any exercise of the Option shall be made in compliance with the registration requirements of the Securities Act of 1933 or an applicable exemption therefrom, including without limitation the exemption provided by Rule 144 promulgated thereunder (or any successor rule). The Optionee agrees that the Optionee will give notice to the Company of any "disposition" (within the meaning of Section 424(c) of the Code) of the shares received upon exercise of the Option which is made within the two-year period beginning on the Date of Grant or within the one-year period beginning on the date of the issuance of such shares to the Optionee. Such notice shall be given in writing within ten days after such disposition and shall contain a representation by the Optionee of the net amount realized by the Optionee from the disposition, or, if no amount is realized, a representation as to the nature of the disposition.

         10. In the event that, prior to the exercise of the Option with respect to all of the Option Shares, the number of outstanding shares of Common Stock shall be increased or decreased or changed into or exchanged for a different number or kind of shares of stock or other securities through a merger, consolidation, stock dividend, stock split, reverse stock split, recapitalization or other capital restructuring affecting the outstanding Common Stock, the number and nature of unpurchased Option Shares hereunder, the Exercise Price, and the Average Share Price for each Vested Percentage shall be appropriately adjusted by the Committee.

         11. If the Company or any affiliate of the Company becomes obligated to withhold an amount on account of any tax imposed as a result of the exercise of this Option, including, without limitation, any federal, state, local or other income tax, or any F.I.C.A., state disability insurance tax or other employment tax (the "WITHHOLDING LIABILITY"), then the Optionee shall, on the date of exercise and as a condition to the issuance of the Option Shares, pay the Withholding Liability to the Company in cash or by check payable to the Company. The Optionee hereby consents to the Company withholding the full amount of the Withholding Liability from any compensation or other amounts otherwise payable to the Optionee if the Optionee does not pay the Withholding Liability to the Company on the date of exercise of the Option, and the Optionee agrees that the withholding and payment of any such amount by the Company to the relevant taxing authority shall constitute full satisfaction of the Company's obligation to pay such compensation or other amounts to the Optionee.



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         12. If any of the terms of this Agreement are inconsistent with the terms of the Plan, the terms of the Plan shall be controlling. The Committee shall have authority to interpret the Plan and this Agreement and to make any and all determinations under them, and its decisions shall be binding and conclusive upon the Optionee and the Optionee's legal representative in respect of any questions arising under the Plan or this Agreement.

         13. Any notice to be given to the Company shall be addressed to the Secretary of the Company at 4565 Colorado Boulevard, Los Angeles, California 90039 and any notice to be given to the Optionee shall be addressed to the Optionee at the Optionee's residence as it may appear on the records of the Company or at such other address as either party may hereafter designate in writing to the other.

         14. The Agreement shall be binding upon and inure to the benefit of the parties hereto and any successors to the business of the Company and any successors to the Optionee by will or the laws of descent and distribution, but this Agreement shall not otherwise be assignable by the Optionee.

         15. This Agreement shall be governed by, and construed in accordance with, the internal laws, and not the laws of conflicts or choice of law, of the State of California and applicable Federal law.

         IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto as of the date and year first above written.

                                          BANK PLUS CORPORATION



                                         By:
                                            ----------------------------------
                                                 Chief Executive Officer





                                            ----------------------------------
                                                        Optionee



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